SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NGP CAPITAL RESOURCES COMPANY

[Exact name of registrant as specified in its charter]

Maryland	20-1371499
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

125 East John Carpenter Freeway, Suite 600, Irving, Texas	75062
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Common Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒.

If this form relates to the registration of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: Not yet assigned

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

(a)	Capital Stock.

The description of the Registrant’s Common Stock, $.001 par value per share, to be registered hereunder that is set forth under the caption “Description of Our Capital Stock” included in the Registrant’s Registration Statement on Form N-2 filed on August 13, 2004, including any form of prospectus contained therein filed pursuant to Rule 497 under the Securities Act of 1933 (the “Form N-2 Registration Statement”) is incorporated herein by reference.

(b)	Debt Securities.

Not applicable.

(c)	Warrants and Rights.

Not applicable.

(d)	Other Securities.

Not applicable.

(e)	Market Information for Securities Other Than Common Equity.

Not applicable.

(f)	American Depository Receipts.

Not applicable.

Item 2. Exhibits.

3(a)	Articles of Incorporation of the Registrant dated July 15, 2004 [Incorporated by reference to Exhibit (a)(1)of Registrant’s Form N-2 Registration Statement].

3(b)	Form of Articles of Amendment and Restatement [Incorporated by reference to Exhibit (a)(2) to Registrant’s Form N-2 Registration Statement].

3(c)	By-laws of the Registrant [Incorporated by reference to Exhibit (b) of the Registrant’s Form N-2 Registration Statement].

4(a)	Form of Stock Certificate*

*	To be filed by amendment

All exhibits required by the Instructions to Item 2 will be supplied to the New York Stock Exchange.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

NGP CAPITAL RESOURCES COMPANY

By:	/s/ John H. Homier
John H. Homier, President

Dated: August 13, 2004